Reaves Utility Income Fund N-CSR

Exhibit 99.(13)(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261328 on Form N-2 of our report dated December 22, 2023, relating to the financial statements and financial highlights of Reaves Utility Income Fund (the “Fund”) appearing in this Annual Report on Form N-CSR for the year ended October 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

January 5, 2024